UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 29, 2010 (July 27, 2010)

UNILIFE CORPORATION
 (Exact name of registrant as specified in its charter)

Delaware	001-34540	27-1049354
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

633 Lowther Road, Lewisberry, Pennsylvania	17339
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (717) 938-9323

Not Applicable
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d) Election of Director.

On July 27, 2010, the Board of Directors (the “Board”) of Unilife appointed Marc S. Firestone to serve as a director of Unilife and also appointed him to replace Jim Bosnjak as Chair of the Nominating and Governance Committee.  Mr. Firestone was also appointed to serve as a member of the Strategic Partnerships Committee of the Board (which consists of Mary Kate Wold, Alan Shortall, John Lund and Mr. Firestone and is responsible for overseeing the establishment and maintenance of the strategic partnership relationships between Unilife and its strategic partners). There are no arrangements or understandings between Mr. Firestone and any other persons pursuant to which he was selected as a director, and he has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Mr. Firestone shall receive a total annual cash fee of $51,500 to be paid in equal monthly installments of $4,292, which total annual cash fee shall be the sum of (i) an annual cash fee of $25,000 for his service on the Board, (ii) an annual cash fee of $7,500 for his service on the Strategic Partnerships Committee, (iii) an annual cash fee of $10,000 for chairing the Nominating and Governance Committee, (iv) a cash fee of $1,500 for attending each Board meeting (up to an annual maximum of $6,000); (v) a cash fee of $500 for attending each meeting of the Strategic Partnerships Committee of the Board (up to an annual maximum of $2,000), and (vi) a cash fee of $250 for attending each meeting of the Nominating and Governance Committee of the Board (up to an annual maximum of $1,000), provided that if Mr. Firestone attends any Board or Board committee meeting in person that requires him to travel for more than two hours, Mr. Firestone shall be paid an additional $1,000 for attending such meeting;

In addition, on July 27, 2010, the Board approved, subject to approval by the stockholders of Unilife as required by the listing rules of the Australian Securities Exchange, a grant of options for Mr. Firestone to purchase 100,000 shares of common stock of Unilife under the Unilife Corporation 2009 Stock Incentive Plan. The options, if approved by the stockholders of Unilife, will be exercisable at $6.19 per share (the closing price of the common stock of Unilife on July 27, 2010, the date of grant) for a period of five years from the date of grant, and will vest as follows: 16,667 options vest immediately upon issue which will occur within three business days of the Corporation obtaining stockholder approval of the issue, 25,000 options vest on the 12 month anniversary from the date of grant, 25,000 options vest on the 24 month anniversary from the date of grant and 33,333 options vest on the 36 month anniversary from the date of grant.

A press release announcing the appointment of Mr. Firestone is attached hereto as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

99.1 Press release dated July 28, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Unilife Corporation

Date: July 29, 2010	By:	/s/ Alan Shortall

Alan Shortall
Chief Executive Officer

EXHIBIT INDEX

EXHIBIT
NUMBER	DESCRIPTION

99.1	Press release dated July 28, 2010.